UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/22/2010

Strategic Storage Trust, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  333-146959

MD	32-0211624
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

111 Corporate Drive, Suite 120, Ladera Ranch, California 92694
(Address of principal executive offices, including zip code)

(877) 327-3485
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure

        On October 27, 2010, Strategic Storage Trust, Inc. (the "Registrant") issued a press release regarding the closing of the acquisition described below in Item 8.01. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein is deemed to have been furnished and shall not be deemed to be "filed" under the Securities Exchange Act of 1934.

Item 8.01.    Other Events

Acquisitions of the Chicago - 95th Street Property, Chicago - Western Ave. Property, and Chicago - Ogden Ave. Property

        As reported earlier, on September 17, 2010, the Registrant, through a wholly-owned subsidiary of the Registrant's operating partnership, entered into purchase and sale agreements with unaffiliated third parties for the acquisition of four self storage facilities located in the Chicago, Illinois greater metropolitan area (the "Chicago Portfolio"). On October 22, 2010, the Registrant closed on two of the properties in the Chicago Portfolio, the Chicago - 95th Street property and the Chicago - Western Ave. property. On October 26, 2010, the Registrant closed on the Chicago - Ogden Ave. property. The Registrant currently expects to close on the final Chicago Portfolio property sometime in the month of November.

        The Registrant purchased the Chicago - 95th Street property for a purchase price of $6.3 million, plus closing costs and acquisition fees. The Registrant purchased the Chicago - Western Ave. property for a purchase price of $1.4 million, plus closing costs and acquisition fees. The Registrant purchased the Chicago - Ogden Ave. property for a purchase price of $4.0 million, plus closing costs and acquisition fees. The Registrant paid its advisor, Strategic Storage Advisor, LLC, a total of $292,500 in acquisition fees in connection with the acquisition of these properties. The Registrant funded these acquisitions using net proceeds from its initial public offering and debt proceeds from a group of loans previously obtained from The Prudential Insurance Company of America that are secured by a first priority mortgage or deed of trust on eleven of the properties in the Registrant's existing portfolio.

        The Chicago - 95th St. property is an approximately 690-unit self storage facility that sits on approximately 4.6 acres and contains approximately 72,000 rentable square feet of self storage space, located at 1000 East 95th Street, Chicago, Illinois. It was constructed in 2002.

        The Chicago - Western Ave. property is an approximately 590-unit self storage facility that sits on approximately 2.7 acres and contains approximately 59,000 rentable square feet of self storage space, located at 2244 S. Western Avenue, Chicago, Illinois. The property was converted to its current use in 2004.

        The Chicago - Ogden Ave. property contains a single-story building comprised of approximately 65,000 rentable square feet of self storage space and approximately 85,000 rentable square feet of industrial warehouse/office space. The facility sits on approximately 10.4 acres and contains approximately 750 units of self storage space, located at 5701 West Ogden Avenue, Cicero, Illinois. The self storage component of the building was converted to its current use in 2002.

        The Registrant's portfolio now includes 38 wholly-owned properties in 15 states.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.

99.1         Press Release Announcing the Acquisition of Properties in the Chicago Portfolio

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Strategic Storage Trust, Inc.

Date: October 27, 2010	By:	/s/ Michael S. McClure
Michael S. McClure
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press Release Announcing the Acquisition of Properties in the Chicago Portfolio